UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of earliest event reported: July 29, 2004

Date of report: August 26, 2004

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

        (Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	1-111331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation)	Commission file numbers	(I.R.S. Employer Identification Nos.)

One Liberty Plaza, Liberty, Missouri 64068

_________________

        (Address of principal executive offices) (Zip Code)

(816) 792-1600

(Registrants’ telephone number, including area code)

ITEM 8.01. OTHER EVENTS

Completion of Exchange Offer of $250 million 6 3/4% Senior Notes due 2014

        Ferrellgas Partners, L.P. issued a press release today announcing that Ferrellgas, L.P., its operating partnership, and Ferrellgas Finance Corp., a wholly-owned subsidiary of Ferrellgas, L.P., yesterday completed a previously agreed offer to exchange $250 million principal amount of their unregistered 6 3/4% Senior Notes due 2014, which were issued on April 20, 2004 in a private placement, for a like amount of senior notes which have been registered under the Securities Act of 1933. Ferrellgas, L.P. and Ferrellgas Finance Corp. are co-obligors and co-issuers of the new notes. The press release referred to above is filed as Exhibit 99 to this Current Report and is hereby incorporated by reference into this description.

Exercise by Underwriters of Overallotment Option in Underwritten Public Offering of Common Units

        As previously announced on August 3, 2004, Ferrellgas Partners, L.P. issued 2.5 million common units representing limited partner interests pursuant to an underwritten public offering. We received net proceeds of approximately $47.875 million from the offering based on the public offering price of $20.00 per common unit and after deducting underwriting discounts and commissions.

        Pursuant to the underwriting agreement related to that offering, Citigroup Global Markets Inc. and Lehman Brothers Inc. were granted an option to purchase an additional 375,000 common units representing limited partner interests to cover any over-allotments. Today, Ferrellgas Partners, L.P. closed its public offering of 375,000 common units in connection with the underwriters’ exercise of their over-allotment option in full. We received net proceeds of $7,181,250 based on an offering price of $20.00 per common unit and after deducting underwriting discounts and commissions. The press release referred to above and filed as Exhibit 99 to this Current Report also contains our announcement of the closing of this public offering and is hereby incorporated by reference into this description.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial statements of business acquired.

      Not applicable.

      (b) Pro forma financial information.

      Not applicable.

      (c) The following material is filed as an exhibit to this Current Report on Form 8-K.

      The exhibit listed in the Index to Exhibits is filed as part of this Current Report on Form 8-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc. its general partner
Date: August 26, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: August 26, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P. By Ferrellgas, Inc. its general partner
Date: August 26, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: August 26, 2004	By: /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99	Press release of Ferrellgas Partners, L.P. dated August
24, 2004 announcing the completion of the exchange offer and closing of its public offering of 375,000 common units to
cover overallotment by the underwriters